Exhibit 12

                          IRON MOUNTAIN INCORPORATED

      STATEMENT OF THE CALCULATION OF RATIO OF EARNINGS OF FIXED CHARGES
                            (Dollars in thousands)

                                                          Year Ended December 31,
                                     -------------------------------------------------------------------
                                       1991           1992         1993          1994           1995
                                    -----------   ----------    ----------    ----------   ------------
Earnings:
 Income (Loss) from Operations
  before Provision for Income
  Taxes                               $(1,292)      $ 3,682       $ 3,656      $ 3,241        $ 1,945
 Add: Fixed Charges                    11,689        12,079        12,430       13,472         17,058
                                      -------       -------       -------      -------        -------
                                      $10,397       $15,761       $16,086      $16,713        $19,003
                                      =======       =======       =======      =======        =======

Fixed Charges:
 Interest Expense                     $ 8,612       $ 8,412       $ 8,203      $ 8,954        $11,838
 Interest Portion of Rent
  Expense                               3,077         3,667         4,227        4,518          5,220
                                      -------       -------       -------      -------        -------
                                      $11,689       $12,079       $12,430      $13,472        $17,058
                                      =======       =======       =======      =======        =======

Ratio of Earnings to Fixed
  Charges                              0.9x(1)          1.3x          1.3x         1.2x           1.1x
                                      =======       =======       =======      =======        =======

                                                                                   Pro Forma
                                                                       -------------------------------

                                                                           For the          For the
                                            Six Months Ended                Year           Six Months
                                                June 30,                    Ended            Ended
                                    --------------------------------     December 31,       June 30,
                                         1995              1996             1995             1996
                                    ---------------   --------------     ------------       ---------
Earnings:
 Income (Loss) from Operations
  before Provision for Income
  Taxes                                 $1,051            $ 1,585          $(1,576)         $  (358)
 Add: Fixed Charges                      8,338              9,520           26,162           13,272
                                        ------            -------          -------          ------
                                        $9,389            $11,105          $24,586          $12,914
                                        ======            =======          =======          =======

Fixed Charges:
 Interest Expense                       $5,936            $ 6,385          $19,403          $ 9,699
 Interest Portion of Rent
  Expense                                2,402              3,135            6,759            3,573
                                        ------            -------          -------          ------
                                        $8,338            $ 9,520          $26,162          $13,272
                                        ======            =======          =======          =======

Ratio of Earnings to Fixed
  Charges                                  1.1x               1.2x             0.9x(2)          0.9x(3)
                                        ======            =======          =======          =======


(1) The Company reported a pretax loss for the fiscal year ended December 31, 1991. For such period the Company would have needed to generate additional income from continuing operations, before provision for income taxes, of $1,292 to cover its fixed charges of $11,689.



(2) On a pro forma basis, the Company would have needed to generate additional income from continuing operations, before provision for income taxes, of $1,576 to cover its fixed charges of $26,162.



(3) On a pro forma basis, the Company would have needed to generate additional income from continuing operations, before provision for income taxes, of $358 to cover its fixed charges of $13,272.